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                                                                   EXHIBIT 10(B)

                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-98283 of ML of New York Variable Annuity Separate Account D on Form N-4 of our report on ML Life Insurance Company of New York dated February 24, 2003, appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, New York
May 29, 2003